UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2026

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKU	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2026, Oak Woods Acquisition Corp. (the “Company”) received an additional staff determination letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”).

Pursuant to Nasdaq Listing Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. As the Company did not complete an initial business combination by March 23, 2026, the Company is no longer in compliance with Listing Rule IM-5101-2, and Nasdaq has determined that this deficiency serves as a basis for delisting the Company’s securities from The Nasdaq Stock Market. As such, trading of the Company’s Class A ordinary shares, warrants, rights and units will be suspended at the opening of business on March 25, 2026 and the Company expects that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq.

Following the suspension of trading on Nasdaq, the Company expects that its securities may be eligible to be quoted on an over-the-counter market; however, there can be no assurance that a market for the Company’s securities will develop or be sustained.

The Company, through its counsel, also participated today in a hearing with the Nasdaq Hearing Panel with regard to the past continued listing deficiencies identified by Nasdaq and the application of Listing Rule IM-5101-2. The Company confirmed its expectation of the applicability of the delisting determination and notified Nasdaq that it intended to continue to seek to complete a business combination and re-list the Company’s securities on the Nasdaq Capital Market in the future. The Company expects to promptly seek shareholder approval to extend the time for the Company to complete a business combination and to provide shareholders with the opportunity to redeem their public shares in connection therewith and will file a proxy statement with the Securities and Exchange Commission in connection with such proposals.

Forward Looking Statements

This disclosure contains statements that constitute “forward-looking statements,” including statements regarding the Company’s ability to complete a proxy soliciation to extend the date of its business combination, and with respect to its intention to complete a business combination and thereafter meet initial listing standards of Nasdaq. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release, except as required by law. There can be no assurance that the Company will be able to obtain shareholder approval for any such extension, that the Company will be able to complete a business combination within any extended period, or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2026

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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